UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2009

Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001421517	01-0616867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1908 Doolittle Dr. San Leandro, CA	94577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	510-483-7370

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2009, the compensation committee of the board of directors of Energy Recovery, Inc. adopted the 2009 cash incentive plan for the company’s executive officers listed below.  Incentive awards that are earned will be paid after the end of 2009.  The amount paid will depend on the level of achievement toward the applicable performance measures.  The following table summarizes the performance targets, the maximum amount payable if targets are exceeded, and the amount payable for 100% achievement of the targets:

Named Executive Officer	2009 Objectives	Maximum Bonus Allowable	Bonus Target for 100% Goal Achievement

G.G. Pique, President and Chief Executive Officer	• Achieve earnings per share target	80% of base salary	30% of base salary

Hans Peter Michelet, Executive Chairman	• Achieve earnings per share target	80% of base salary	30% of base salary

Thomas Willardson, Chief Financial Officer	• Achieve earnings per share target	80% of base salary	30% of base salary

Terrill Sandlin, Vice President of Manufacturing	• Develop capability for in-house manufacture of ceramic parts; oversee build-out of, and move to, new headquarters facility; manage supply chain to meet future needs	30% of base salary	30% of base salary

Richard Stover, Chief Technical Officer and Vice President of Aftermarket	• Commercially release new products, expand our product line and develop our service offerings	30% of base salary	30% of base salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	4/24/2009	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)